                                  EIGHTH AMENDMENT
                                       TO THE
                           ZEBRA TECHNOLOGIES CORPORATION
                          PROFIT SHARING AND SAVINGS PLAN


       THIS AMENDMENT made and entered into the ____ day of ____________________, 1997, by and between ZEBRA TECHNOLOGIES CORPORATION (the "Employer") and EDWARD KAPLAN and GERHARD CLESS, as Co-Trustees (the "Trustees").

       WHEREAS, the Employer heretofore adopted the ZEBRA TECHNOLOGIES CORPORATION PROFIT SHARING AND SAVINGS PLAN (the "Plan") originally effective June 1, 1984, the Plan having been last amended and restated effective January 1, 1989; and

       WHEREAS, the Plan has been amended from time to time; and

       WHEREAS, the Employer now desires to further amend the Plan; and

       WHEREAS, under the terms of the Plan, the Employer has the right to amend the Plan; and

       WHEREAS, the Employer has delegated the ability to amend the Plan to the undersigned officers.

       NOW, THEREFORE, it is resolved that the Plan is hereby amended as follows, effective as of September 1, 1997:

                                          I.

       Section 3.1 of the Plan is hereby amended by adding the following new paragraph at the end as a part thereof:

       "Notwithstanding the preceding paragraph to the contrary, effective September 1, 1997, an Employee of the Employer who would be eligible for the Plan, but for failing to meet the age and service requirements above, shall be permitted to enter


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       into a Savings Agreement as described in Section 3.3 of the Plan.
       Such Savings Agreements which are submitted to the Plan Administrator prior to the twentieth day of a calendar month shall be effective as of the first payroll period commencing after the twentieth day of that calendar month. In no event shall an Employee described in this paragraph be entitled to receive a contribution pursuant to sections 4.1(a), 4.1(b) or 4.1(d) of the Plan until the entry date on or after such age and service requirements are met."

                                         II.

       Section 3.3 of the Plan is hereby amended by deleting the first sentence of the first paragraph and by adding the following sentences in lieu thereof:

       "Each Employee shall be given the opportunity to enter into a written savings agreement with the Employer."

                                         III.

       Sub-Section 3.3(b) of the Plan is hereby amended by deleting the first sentence therein and by adding the following in lieu thereof:

       "A Savings Agreement may be amended, or an initial agreement may be entered into in the event that the Participant did not execute such an Agreement at the time he/she commenced participation, by submission of the Savings Agreement to the Plan Administrator. Savings Agreements which are so submitted prior to the twentieth day of a calendar month will be effective as of the first payroll period commencing after the twentieth day of that calendar month."

                                         IV.

       Except as hereinbefore amended, the Plan shall continue in full force and effect in accordance with its terms.


                                        -2-

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       IN WITNESS WHEREOF, this EIGHTH AMENDMENT has been executed by the
Employer and Trustees to signify their acceptance of the terms hereof as of the date first written above.

                                               EMPLOYER:

ATTEST:                                        ZEBRA TECHNOLOGIES CORPORATION


By:                                            By:
    ----------------------------------             ----------------------------
       Secretary                                      Chief Executive Officer


                                               By:
                                                   ----------------------------
                                                      Chief Financial Officer


                                               By:
                                                   ----------------------------
                                                      Human Resources Officer


                                               TRUSTEES:


                                               --------------------------------
                                               EDWARD KAPLAN


                                               --------------------------------
                                               GERHARD CLESS


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